UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 15, 2016

SJW Group
(Exact name of registrant as specified in its charter)

Delaware	001-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street, San Jose, California		95110
(Address of principal executive offices)		(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Reincorporation from California to Delaware

On November 15, 2016, SJW Corp. changed its state of incorporation from the state of California to the state of Delaware (the “Reincorporation”) and changed its name to “SJW Group.” The Reincorporation was effected by means of a merger pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated November 14, 2016, between SJW Corp. and SJW Group, Inc., a Delaware corporation, which was formed solely for the purpose of effecting the Reincorporation. Under the Merger Agreement, SJW Corp. merged with and into SJW Group, Inc., and SJW Corp. ceased to exist and SJW Group, Inc. became the surviving entity following the effectiveness of the merger (the “Merger”). Concurrently with the consummation of the Merger, SJW Group, Inc. changed its name to “SJW Group,” pursuant to the Certificate of Amendment filed on November 15, 2016 (the “Certificate of Amendment”), a copy of which is filed as Exhibit 3.3 hereto.

The shareholders of SJW Corp. approved the Reincorporation and the Merger at the 2015 Annual Meeting of Shareholders on April 29, 2015 (the “Annual Meeting”). SJW Group is deemed to be the successor issuer of SJW Corp., under Rule 12g-3 of the Securities Exchange Act of 1934, as amended.
The Reincorporation does not result in any change in the business, management, fiscal year, accounting, location of the principal executive officers, assets or liabilities of SJW Corp. In addition, SJW Corp.’s common stock will continue to trade on the New York Stock Exchange under the symbol “SJW.” Stockholders are not required to exchange their shares in connection with the Reincorporation since shares in SJW Corp. are deemed to represent an equal number of shares in SJW Group.
As of November 15, 2016, the effective date of the Reincorporation, the rights of SJW Group stockholders began to be governed by the Delaware General Corporation Law, the SJW Group Certificate of Incorporation attached hereto as Exhibit 3.1 and the Bylaws of SJW Group attached hereto as Exhibit 3.2.
Additional information about the Reincorporation and a comparison of the rights of shareholders of SJW Corp. and SJW Group can be found in SJW Corp.’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 17, 2015 (the “2015 Proxy Statement”). The foregoing description of the Reincorporation and the Merger is only a summary and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 hereto.
Indemnification Agreement
On November 15, 2016, the board of directors (the “Board”) of SJW Group approved a new form of indemnification agreement (the “Indemnification Agreement”) as a result of the change of state of domicile of SJW Corp. from California to Delaware. The Indemnification Agreement will be entered into with the directors and officers of SJW Group (each an “Indemnitee”). The Indemnification Agreement clarifies and enhances the rights and obligations of SJW Group and the Indemnitee with respect to indemnification and advancement of expenses provided for in the prior form of indemnification agreement and SJW Corp.’s Restated Articles of Incorporation, as amended.
The Indemnification Agreement requires SJW Group, among other things, to indemnify the Indemnitee to the fullest extent permitted by applicable law, on the terms set forth in the agreement, against all expenses, liabilities and losses actually and reasonably incurred or paid by the Indemnitee or on the Indemnitee’s behalf in connection with certain legal proceedings, including shareholder derivative law suits, by reason of the fact that the Indemnitee was a director, officer, employee of SJW Group, and to advance expenses incurred by the Indemnitee in defending any proceeding against the Indemnitee with respect to which the Indemnitee may be entitled to indemnification by SJW Group.  The Indemnification Agreement also provides certain exceptions to SJW Group’s obligations of indemnification and specifies the substantive and procedural requirements for determining the indemnifiable amount payable by SJW Group.  In addition, the Indemnification Agreement establishes procedures for the payment of indemnifiable amount in the event of a change of control or the occurrence of other corporate transactions.  The foregoing description of the form of Indemnification Agreement is only a summary and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement attached hereto as Exhibit 10.1.

Item 3.03	Material Modification to Rights of Security Holders

Please see disclosure set forth under Item 1.01 hereto, which is incorporated by reference into this item 3.03.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 5.03. The SJW Group Certificate of Incorporation effective as of November 15, 2016 is attached hereto as Exhibit 3.1 and the Bylaws of SJW Group effective as of November 15, 2016 is attached hereto as Exhibit 3.2. The Certificate of Amendment is filed as Exhibit 3.3 hereto. For a detailed description of SJW Group Certificate of Incorporation and Bylaws, as well as a comparison between these two documents with the organizational documents of SJW Corp. (the California corporation), see the 2015 Proxy Statement.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Description of Document

2.1	Agreement and Plan of Merger of SJW Group, a Delaware corporation
3.1	Certificate of Incorporation of SJW Group
3.2	Bylaws of SJW Group
3.3	Certificate of Amendment
4.1	Form of Common Stock Certificate
10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW GROUP

Date: November 15, 2016	/s/ James P. Lynch
James P. Lynch, Chief Financial Officer and Treasurer